Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Rick Moberg
Aware, Inc.
781-276-4000

Aware, Inc. Reports Fourth Quarter and 2008
Financial Results

BEDFORD, MASS. – February 11, 2009 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of broadband technology and biometrics software, today reported financial results for its fourth quarter and year ended December 31, 2008.

Revenues for the fourth quarter of 2008 were $12.1 million, an increase of 79% compared to $6.8 million in the same quarter last year.  For the year ended December 31, 2008, revenues increased 15% to $30.5 million, compared to $26.4 million in 2007.

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432
Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: aware@aware.com

Aware, Inc. Reports Fourth Quarter and 2008 Financial Results	Page 2

GAAP net income for the fourth quarter of 2008 was $5.0 million, or $0.21 per diluted share, which included $0.4 million of stock-based compensation charges in accordance with the provisions of FAS 123(R). This compared to GAAP net income of $0.2 million, or $0.01 per diluted share, for the same period a year ago. GAAP net income for the year ended December 31, 2008 was $1.8 million, or $0.07 per diluted share, compared to net income of $0.2 million, or $0.01 per diluted share, for 2007.

Non-GAAP net income for the fourth quarter of 2008, excluding the effect of stock-based compensation, was $5.4 million, or $0.23 per diluted share.  For the year ended December 31, 2008, the company had non-GAAP net income, excluding the effect of $1.5 million of stock-based compensation, of $3.3 million, or $0.14 per share.

Michael Tzannes, Aware’s chief executive officer, said, “Overall, 2008 was encouraging in many respects. We are pleased that annual revenues grew for the third year in a row and that we were profitable. Biometrics revenues grew nearly 60% and maintained strong operating metrics. We expanded our DSL test and diagnostics product offerings and are positioned to capitalize on test infrastructure deployments by phone companies. We also executed a significant contract relating to a portion of our patent portfolio, validating the market opportunity for high-quality patents.

However, the slowing economy has had a negative impact on us and is likely to continue to do so. We saw revenues trend down in most of our traditional product offerings in the fourth quarter. While we have a strong cash position, we are closely monitoring expenses across all elements of our business.

We remain optimistic that despite the current challenging market conditions, we continue to make progress towards achieving our long term goal of generating shareholder value by leveraging a strong technology base into innovative product and service offerings.”

Note:  Aware’s conference call will be broadcast live over the Internet today, February 11, 2009 at 5:00 p.m. Eastern Time.   To listen to the call, please go to www.aware.com/ir.  The conference call may also be heard by calling 719-325-4832 and referencing the confirmation number 5947596.  A replay of the call will be archived on our website after the call.

About Aware

Aware is a leading technology and software supplier for the telecommunications and biometrics industries. For more than ten years, Aware has pioneered innovations at telecommunications standards-setting organizations and continues to develop and market DSL silicon intellectual property and test and diagnostics products.  Its StratiPHY(tm) IP product line supports DSL standards, including ADSL2+ and VDSL2, and has been broadly licensed to leading semiconductor companies.  Telecom equipment vendors and phone companies use Aware's DSL test and diagnostics modules and Dr. DSL® software to help provision DSL circuits globally. Aware is also a veteran of the biometrics industry, providing biometric and imaging software components used in government systems worldwide since 1992.  Aware's interoperable, standard-compliant, field-proven imaging products are used in a number of applications, from border management to criminal justice to medical imaging.  Aware is a publicly held company (NASDAQ: AWRE) based in Bedford, Massachusetts. www.aware.com

Aware, Inc. Reports Fourth Quarter and 2008 Financial Results	Page 3

Safe Harbor Warning
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. The DSL factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, our DSL licensing and DSL test and diagnostic businesses depend upon a limited number of customers, we derive a significant amount of revenue from a small number of customers, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, our business could be harmed if our test and diagnostic hardware and software products have quality problems, we depend on a single source contract manufacturer for the manufacture of our DSL hardware products,  our manufacturing systems may not be adequate for our DSL test and diagnostics hardware products, we depend on single source suppliers for components in our DSL hardware products, and our business is subject to rapid technological change. The biometric factors include, but are not limited to: market acceptance of our biometric products, changes in contracting practices of government or law enforcement agencies, announcements or introductions of new products by our competitors, delays, failures or problems in our biometric products, problems in our biometrics services business, delays in the adoption of new industry biometric standards, and competitive pressures resulting in lower software product revenues. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2007 and other reports and filings made with the Securities and Exchange Commission.

Aware, StratiPHY, and Dr. DSL are trademarks or registered trademarks of Aware, Inc.

Aware, Inc. Reports Fourth Quarter and 2008 Financial Results	Page 4

AWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
 (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenue:
Product sales	$2,210	$5,158	$14,022	$17,491
Contract revenue	9,346	1,077	14,658	6,337
Royalties	527	518	1,837	2,609
Total revenue	12,083	6,753	30,517	26,437

Costs and expenses:
Cost of product sales (1)	613	912	2,589	3,998
Cost of contract revenue (1)	667	1,110	4,180	5,425
Research and development (1)	3,187	3,134	13,171	10,869
Selling and marketing (1)	1,443	930	4,739	3,738
General and administrative (1)	1,416	967	5,209	4,237
Total costs and expenses	7,326	7,053	29,888	28,267

Net income (loss) from operations	4,757	(300)	629	(1,830)
Interest income	222	496	1,163	2,016

Net income before provision for income taxes	4,979	196	1,792	186
Provision for income taxes	(1)	(3)	(16)	(26)

Net income	$4,978	$193	$1,776	$160

Net income per share – basic	$0.21	$0.01	$0.08	$0.01
Net income per share – diluted	$0.21	$0.01	$0.07	$0.01

Weighted average shares – basic	23,290,502	23,818,467	23,637,950	23,737,715
Weighted average shares – diluted	23,292,639	24,917,360	23,696,519	25,083,700

(1)
Effective January 1, 2006 the Company adopted Statement of Financial Accounting Standard No. 123 (Revised), "Share-Based Payment" (FAS 123(R)). The amounts in the tables above include stock-based compensation as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Cost of product sales	$3	$5	$11	$13
Cost of contract revenue	29	43	135	176
Research and development	148	172	611	483
Sales and marketing	52	41	186	119
General and administrative	158	85	562	347
Total stock-based compensation costs	$390	$346	$1,505	$1,138

Aware, Inc. Reports Fourth Quarter and 2008 Financial Results	Page 5

AWARE, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share data)
 (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
GAAP net income	$4,978	$193	$1,776	$160
Stock-based compensation	390	346	1,505	1,138
Non-GAAP net income	$5,368	$539	$3,281	$1,298

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
GAAP diluted net income per share	$0.21	$0.01	$0.07	$0.01
Stock-based compensation per share	0.02	0.01	0.07	0.04
Non-GAAP diluted net income per share	$0.23	$0.02	$0.14	$0.05

Aware, Inc. Reports Fourth Quarter and 2008 Financial Results	Page 6

AWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2008	December 31, 2007
ASSETS
Cash and investments	$45,516	$38,549
Accounts receivable, net	2,211	7,661
Inventories, net	1,656	1,424
Property and equipment, net	7,463	7,872
Other assets, net	700	877

Total assets	$57,546	$56,383

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$2,693	$2,817

Long-term deferred revenue	330	330

Total stockholders’ equity	54,523	53,236

Total liabilities and stockholders’ equity	$57,546	$56,383

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